  As filed with the Securities and Exchange Commission on September 29, 2000.
                                                 REGISTRATION NO. 333-_________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                            ESENJAY EXPLORATION, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   73-1421000
  (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                      Identification No.)

                             500 NORTH WATER STREET
                                  SUITE 1100 S.
                           CORPUS CHRISTI, TEXAS 78471
                                 (361) 883-7464
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MICHAEL E. JOHNSON
                             500 NORTH WATER STREET
                                  SUITE 1100 S.
                           CORPUS CHRISTI, TEXAS 78471
                                 (361) 883-7464
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   WITH COPIES TO
    David B. Christofferson                               Samuel N. Allen
   Esenjay Exploration, Inc.                          Porter & Hedges, L.L.P.
        One Allen Center                             700 Louisiana, 35th Floor
     500 Dallas, Suite 2920                            Houston, Texas 77002
      Houston, Texas 77002                                (713) 226-0600
         (713) 739-7100

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ----------------------

                           CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM          PROPOSED
           TITLE OF EACH CLASS OF          AMOUNT TO BE          OFFERING          MAXIMUM AGGREGATE      AMOUNT OF
        SECURITIES TO BE REGISTERED         REGISTERED        PRICE PER UNIT        OFFERING PRICE     REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         99,566             $3.1875             $317,366.63           $83.78
========================================================================================================================

(1) Pursuant to Rule 457(c), the registration fee is calculated based upon the average of the high and low sale prices for common stock in the NASDAQ Small-Cap Market on September 22, 2000.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                SUBJECT TO COMPLETION, DATED SEPTEMBER 29, 2000


--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT OFFER THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

PROSPECTUS



                                  99,566 SHARES

                            ESENJAY EXPLORATION, INC.

                                  COMMON STOCK

                                  ------------

     The selling stockholders identified in this prospectus are offering up to 99,566 shares of our common stock that are currently issued and outstanding.

     We are not offering any shares of our common stock for sale under this prospectus and we will not receive any of the proceeds from the sale of shares by selling stockholders under this prospectus.

     Our common stock is traded on the NASDAQ Small-Cap Market under the symbol "ESNJ." On September 27, 2000, the last reported sale price of our common stock was $3.50 per share.

                                  ------------

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 IN THIS PROSPECTUS.

                                  ------------

--------------------------------------------------------------------------------
Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is illegal.
--------------------------------------------------------------------------------


                  This prospectus is dated September 29, 2000.

                               TABLE OF CONTENTS

                                                                   SECTION PAGE
                                                                   ------------
Where You Can Find More Information                                        3

Esenjay Exploration, Inc.                                                  4

The Offering                                                               4

Use of Proceeds                                                            4

Cautionary Statement Regarding Forward-looking Statements                  5

Risk Factors                                                               6

Selling Stockholders                                                       9

Plan of Distribution                                                       9

Legal Matters                                                             10

Experts                                                                   10


                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3 (Reg. No. _________) with respect to this offering. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement, including its exhibits and schedules. For further information about us, you should refer to the registration statement, including the exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make these statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document we file at the SEC's public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

     SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with the SEC. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act:

     - Annual Report on Form 10-KSB for the year ended December 31, 1999, as amended on May 1, 2000;

     -    Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000;
          and

     -    Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

     You may request a copy of these filings, which we will provide to you at no cost, by writing or telephoning us at the following address:

     Esenjay Exploration, Inc.
     One Allen Center
     Suite 2920
     Houston, Texas 77002
     Attn: David B. Christofferson, General Counsel
     (713) 739-7100

                            ESENJAY EXPLORATION, INC.

BUSINESS

     We are an independent energy company engaged in the exploration for and development of natural gas and oil. We have assembled a diverse inventory of technology enhanced natural gas and oil exploration projects primarily along the Texas and Louisiana Gulf Coast. These exploration projects include interests in 28 projects we acquired on May 14, 1998 from Esenjay Petroleum Corporation and Aspect Resources LLC pursuant to an Acquisition Agreement and Plan of Exchange. The exploration projects also include our interests in projects acquired both before and after consummation of those acquisitions. We, Esenjay Petroleum and Aspect have spent several years identifying and evaluating many of the exploration projects. Each of the exploration projects differs in scope and character and consists of one or more types of assets, such as:

     -    3-D seismic data;
     -    leasehold positions;
     -    lease options;
     -    working interests in leases; or
     -    royalty interests or other mineral rights.

     In September of 1999, we acquired 3DX Technologies Inc. Through that acquisition, we expanded our ownership in certain of our exploration projects, added interests in other projects, and expanded our technical staff.


     Our principal executive offices are located at 500 North Water Street, Corpus Christi, Texas 78471 and our phone number is (361) 883-7464. We also maintain corporate finance and business development offices at One Allen Center, Suite 2920, Houston, Texas 77002, and our telephone number at that office is
(713) 739-7100.

                                  THE OFFERING

     All of the common stock offered by this prospectus is being sold by certain of our existing shareholders.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of our common stock under this prospectus.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The statements made in this prospectus or in the documents we have incorporated by reference that are not statements of historical fact are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe," or similar terminology.

     The forward-looking statements include discussions about business strategy and expectations concerning market position, future operations, seismic, drilling or exploration operations, profitability, liquidity and capital resources, and statements concerning the integration into our business of the operations we have acquired. Although we believe that the expectations in these statements are reasonable, we cannot give any assurance that the expectations will be correct.

     We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

     Uncertainties are inherent in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond our control. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates made by different engineers often vary from one another. In addition, results of drilling, testing and production after the date of an estimate may justify revisions of the estimate and the revisions, if significant, would change the schedule of any further production and development drilling. Accordingly, reserve estimates generally are different from quantities of oil and natural gas that ultimately are recovered. Drilling and exploration plans are subject to modification based upon seismic analysis, drilling results, production results, and capital availability. Capital availability also may be affected by many factors, including market conditions and exploration results.

     Additional important factors that could cause actual results to differ materially from our expectations are disclosed elsewhere in this prospectus.

     All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by those factors.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN DETERMINING WHETHER TO PURCHASE COMMON STOCK OFFERED BY THIS PROSPECTUS.

     WE WILL ENCOUNTER SIGNIFICANT EXPLORATION RISKS, INCLUDING RISKS RELATED TO OUR HEAVY RELIANCE ON 3-D SEISMIC TECHNOLOGIES AND COMPUTER AIDED EXPLORATION.

     Exploratory drilling is a speculative activity, and there can be no assurance as to the success of our drilling program. Our strategy is to enhance the value of our exploration projects through the use of 3-D seismic and computer aided exploration technologies, with an emphasis on direct hydrocarbon detection technologies. These technologies create computer generated 3-D displays of subsurface geological formations that enable our explorationists to detect seismic anomalies and structural features that are not apparent in 2-D seismic surveys. However, these technologies require greater pre-drilling expenditures than traditional drilling strategies. Even when fully used and properly interpreted, 3-D seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators, and do not conclusively allow the interpreter to know if hydrocarbons will in fact be present in these structures. Exploratory drilling and, to a lesser extent, development drilling involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The costs of drilling, completing and operating wells are uncertain. Our future drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

     WE HAVE A HISTORY OF LOSSES AND WORKING CAPITAL DEFICITS.

     We have incurred substantial losses, and no assurance can be given that we will be profitable. For the years ended December 31, 1998 and 1999, we had net losses of $29,369,483 and $10,250,238, respectively. We had net income of $538,907 for the six months ended June 30, 2000. Our accumulated deficit as of June 30, 2000 was $52,198,194.

     Even if we generate substantial cash flow from operations, we could continue to generate losses for financial reporting purposes under our successful efforts accounting procedures.

     WE WILL REQUIRE SUBSTANTIAL CAPITAL TO FUND OUR EXPLORATION AND DEVELOPMENT PROJECTS.

     Historically, we have funded our capital expenditures through a combination of internally generated funds, equity and long-term debt financing, and short-term financing arrangements. Based on our current operations, we anticipate that our capital expenditures through the end of 2000 will be funded from:

     -    operating cash flows;
     - the availability of credit under our bank credit agreement and other credit facilities;
     - sales of promoted interests in the exploration projects to industry partners; and
     - if the foregoing financing sources are inadequate, the sale of interests in our assets to unaffiliated third parties.

     MORTGAGES ON GAS AND OIL PROPERTIES LIMIT OUR ABILITY TO BORROW ADDITIONAL FUNDS.

     Substantially all of our oil and gas properties have been pledged to secure our indebtedness under our credit facilities or to secure the financing relating to specific oil and gas projects. These liens limit our ability to borrow additional funds. The amount of borrowings under our bank credit agreement is based on the maintenance of adequate natural gas and oil reserves to support the amount borrowed. Should the estimated proved natural gas and oil reserves or the price to be received for these reserves decline below the required reserve value, we would be required either to accelerate payment, repay a specified amount of the borrowings so as to have adequate reserve value to support the borrowing, or provide additional collateral for the loan. A failure to comply with the covenants and restrictions contained in our credit agreements, or to obtain a waiver to those covenants and restrictions, will constitute a default under the terms of the bank credit agreement and other financing agreements, resulting in the indebtedness under all of those credit arrangements becoming immediately due and payable and enabling the lenders to foreclose against the collateral for the loans.

     WE ARE CONTROLLED BY TWO PRINCIPAL STOCKHOLDERS.

     Esenjay Petroleum currently owns approximately 25.99% and Aspect currently owns approximately 24.69% of our issued and outstanding common stock. Therefore, each of Esenjay Petroleum and Aspect are in a position to substantially influence the outcome of stockholder votes on the election of directors and other matters. In addition, if Esenjay Petroleum or Aspect were to sell a significant number of their shares of common stock in the public market, the prevailing market price of the common stock could be adversely affected.

     SEVERAL OF OUR DIRECTORS HAVE CONFLICTS OF INTEREST.

     Michael E. Johnson and Charles J. Smith each own 50% of Esenjay Petroleum's common stock and Alex M. Cranberg owns a controlling interest in Aspect. Furthermore, Alex Cranberg and Alex Campbell are employed by Aspect. Their respective relationships with Esenjay Petroleum and Aspect create conflicts of interest with their serving as our directors.

     Aspect has retained a substantial interest in many of the projects that Aspect transferred to us, and Aspect has the right to acquire oil and gas interests in areas adjacent to those covered by our exploration projects. Aspect's participation in these additional exploration projects creates a conflict of interest with us. Aspect and Esenjay have entered into an agreement that for a period of three years beginning May 19, 1998, before selling any projects that Aspect owns now or may own during the three year period in certain defined counties surrounding the exploration projects, Aspect will first offer to sell the project to us at a price and on terms identical to those initially offered to third party purchasers. Nonetheless, Aspect may continue to participate in oil and gas exploration activities outside the areas established by the acquisition agreement and the areas adjacent thereto. Aspect is not obligated to offer us a participation in those projects, and Aspect will be in competition with us to that extent.

     WE ENCOUNTER RISKS IN OUR HEDGING ACTIVITIES.

     In order to manage our exposure to price risks in the marketing of oil and natural gas, we have in the past and expect to continue to enter into oil and gas hedging arrangements. These arrangements may include futures contracts on the New York Mercantile Exchange, fixed price delivery contracts and financial swaps. These hedging arrangements may apply to only a portion of our production and provide only partial price protection against a decline in natural gas prices. While intended to reduce the effects of volatility of the price of oil and natural gas, these transactions may limit potential gains if oil and natural gas prices rise substantially over the price established by the hedging transaction. In addition, these transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

     -    production is less than expected;

     - there is a widening of price differentials between delivery points for our production and the delivery point assumed in the arrangement;

     - the counter parties to our hedge contracts fail to perform under the contracts; or

     - a sudden, unexpected event has a material impact on oil or natural gas prices.


     In February of 2000, in conjunction with its financing with Deutsche Bank, the Company restructured all existing natural gas hedges with an affiliate of Deutsche Bank. Pursuant to these hedges, the Company had 9,381 MMBtu/day of net production hedged in the first quarter of 2000, and 9,031 MMBtu/day hedged for the second quarter of 2000, and it has 8,646 MMBtu/day hedged for the third quarter of 2000, 8,278 MMBtu/day for the fourth quarter of 2000, 7,161 MMBtu/day for the first quarter of 2001, 6,880 MMBtu/day for the second quarter of 2001, 6,600 MMBtu/day for the third quarter of 2001, and 6,319 MMBtu/day for the fourth quarter of 2001. All hedges are at $2.45 per MMTBtu. Concurrent with the new hedges, all prior natural gas hedges were retired. In September of 1999, the Company entered into a "collar" hedge arrangement on certain of its oil production. It entered into an oil hedge for a quantity equal to 300 barrels of oil per day in the fourth quarter of 1999, 280 barrels of oil per day in the first quarter of 2000, 256 barrels of oil per day in the second quarter of 2000, and 237 barrels of oil per day in the third quarter of 2000, all of which transactions were structured with an $18.00 floor price and a $20.40 cap price. These positions were supplemented with oil hedges for 238 barrels of oil per day in the fourth quarter of 2000, and 175 barrels of oil per day, 168 barrels of oil per day, 161 barrels of oil per day and 154 barrels of oil per day for the first through fourth quarters of 2001, respectively, all of which supplemental hedges were at $21.03 per barrel. Second quarter 2000 hedges approximated 59% of the Company's natural gas and 61% of its oil production for such quarter. Future percentages will vary.

     In addition to our swap arrangement required by our credit agreement with Deutsche Bank A.G., New York Branch, we have 5,000 MMBtu's per day of our production hedged for the period September 1st through December 31st 2000 at a price of $4.70 per MMBtu, and 5,000 MMBtu's per day for the period January 1st through December 31st 2000 at a price of $4.01 per MMBtu. As a result of the above-referenced transactions, the Company has hedged varying quantities of its natural gas and oil production through December of 2001.

                            SELLING STOCKHOLDERS

     The following table sets forth certain information concerning each of the selling stockholders.

                                      SHARES BENEFICIALLY                                  SHARES BENEFICIALLY
                                         OWNED BEFORE                                          OWNED AFTER
                                           OFFERING                                            OFFERING (1)
                              ----------------------------------                     ------------------------------
                                                     PERCENT         SHARES TO                         PERCENT
      NAME                         NUMBER           OF CLASS(2)       BE SOLD          NUMBER(1)    OF CLASS(2)(3)
      ----                         ------           -----------      ---------         ---------    --------------
David W. Berry                   686,832 (4)           3.64%          12,000            674,832         3.57%
Alex M. Cranberg               4,751,968 (5)(6)       25.16%          12,000          4,739,968         25.11%
Michael E. Johnson             5,439,846 (7)(8)       28.80%          12,000          5,427,846         28.74%
Alex B. Campbell                  36,658 (9)          *               12,000             24,658            *
William D. Dodge, III             36,000 (9)          *               12,000             24,000            *
Jack P. Randall                   36,000 (9)          *               12,000             24,000            *
Jeffrey B. Pollicoff             26,000 (10)          *               12,000             14,000            *
Hobort A. Smith                  37,667  (9)          *               12,000             25,667            *
John S. Bockelman                 1,753               *                1,753              --               *
Therese B. Strain                 1,322               *                1,322              --               *
L'Alene Morris                      491               *                  491              --               *


*    Indicates less than 1%.

(1) Includes all shares of common stock with respect to which each person directly, or through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of the shares or to dispose or to direct the disposition of the shares. Includes shares that may be purchased under stock options exercisable within 60 days.

(2) Based on 18,885,169 shares of common stock outstanding at August 24, 2000, plus, for each beneficial owner, those number of shares underlying exercisable options. Percent of class for any shareholder listed is calculated without regard to shares of common stock issuable to others upon exercise of outstanding stock options or warrants. Any shares a shareholder is deemed to own by having the right to acquire by exercise of a stock option or warrant are considered to be outstanding solely for the purpose of calculating that shareholder's ownership percentage.

(3)  Assumes the sale of all of the shares offered hereby.

(4) Includes 456,000 shares of common stock issuable upon the exercise of currently exercisable options.

(5) Includes 24,000 shares of common stock issuable upon the exercise of currently exercisable options.

(6) Includes (i) 54,112 shares of common stock owned by the spouse of Mr. Cranberg, and (ii) 4,661,856 shares of common stock owned by Aspect, which includes 18,750 shares issuable upon the exercise of warrants, as to which Mr. Cranberg disclaims beneficial ownership.

(7) Includes 424,000 shares of common stock issuable upon the exercise of currently exercisable options.

(8) Includes 4,896,415 shares of common stock owned by Esenjay Petroleum Corporation, and 12,500 shares of common stock issuable upon exercise of currently exercisable warrants held by Esenjay Petroleum Corporation, as to which Mr. Johnson disclaim beneficial ownership.

(9) Includes 24,000 shares of common stock issuable upon the exercise of currently exercisable options.

(10) Includes 12,000 shares of common stock issuable upon the exercise of currently exercisable options.


                              PLAN OF DISTRIBUTION

      Under this prospectus, the selling stockholders may sell shares of our common stock in transactions on exchanges or markets on which our common stock may be listed for trading, in privately-negotiated transactions, in an underwritten offering, or by a combination of these methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. As used in this prospectus, "selling stockholders" includes pledgees, donees, transferees and other successors in interest to the selling stockholders selling shares received from a selling stockholder after the date of this prospectus. The selling stockholders may effect these transactions by selling the shares of common stock to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions).

      Other methods by which the shares of our common stock may be sold include, without limitation:

          - "at the market" to or through market makers or into an existing market for our common stock;

          - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

          - through transactions in options or swaps or other derivatives, whether exchange-listed or otherwise;

          -    through short sales; or

          -    any combination of any these methods of sale.

     The selling stockholders also may enter into option or other transactions with broker-dealers that require the delivery to those broker dealers of the common stock offered by this prospectus, and the broker-dealers may resell that common stock under this prospectus. The selling stockholders also may make sales under Rule 144 of the Securities Act if an exemption from registration is available.

     The selling stockholders and any broker-dealers who act in connection with the sale of shares of our common stock under this prospectus may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the shares of our common stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     After we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

          - the name of each such selling stockholder and of the participating broker-dealer(s);

          -    the number of securities involved;

          -    the price at which the securities were sold;

          - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

          - that such broker-dealer(s) did not conduct any investigations to verify the information set out or incorporated by reference in this prospectus; and

          -    other facts material to the transaction.


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the common stock will be passed upon by Porter & Hedges, L.L.P., Houston, Texas.

                                     EXPERTS

         The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Set forth below is an estimate of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions.



                   Registration Fee Under Securities Act                   $         84
                   Legal Fees                                                    10,000
                   Accounting Fees                                                5,000
                   Printing and Engraving                                         1,000
                   Miscellaneous Fees                                               416
                                                                          -------------
                      Total                                                $     16,500
                                                                          =============


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law (the "DGCL") grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The DGCL also grants every corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     The DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the statute, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Registrant's Certificate of Incorporation contains provisions which indemnify and exculpate the directors and officers of the Registrant from and against certain liabilities. The Registrant's Certificate of Incorporation provides that each person who at any time is or was a director or officer of the Registrant, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, partner, venturer, proprietor, member, employee, trustee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other for-profit or non-profit enterprise, whether the basis of the proceeding is an alleged action in such person's official capacity or in another capacity while holding such office, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, except that such person shall not be indemnified if he is convicted of a crime in a criminal proceeding. The Registrant's Certificate of Incorporation provides that a director of the Registrant shall have no personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(c) for acts or omissions specified in Section 174 of the DGCL regarding the unlawful payment of dividends and the unlawful purchase or redemption of the Registrant's stock, and (d) for any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits



        EXHIBIT          DESCRIPTION
        -------          -----------
        NO.
        ---
          *5(a)          --  Opinion of Porter & Hedges, L.L.P.
         *23(a)          --  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
         *23(b)          --  Consent of Deloitte & Touche LLP
         *24(a)          --  Power of Attorney


      ----------------------------
      *    Filed herewith


(b)  Financial Statement Schedules

     Schedules are omitted since the information required to be submitted has been included in the Consolidated Financial Statements of Esenjay
Exploration, Inc., or the notes thereto, or the required information is not applicable.

ITEM 17. UNDERTAKINGS.

     a.   UNDERTAKING TO UPDATE

          The undersigned Registrant hereby undertakes:

          i. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (1) include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (2) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

               (3) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

          ii. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          iii. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b.   UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     c.   UNDERTAKING WITH RESPECT TO INDEMNIFICATION

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Esenjay Exploration, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Corpus Christi, Texas on September 29, 2000.


                                     ESENJAY EXPLORATION, INC.



                                                By:  /s/ Michael E. Johnson
                                                     ----------------------
                                     Michael E. Johnson, PRESIDENT, CHIEF
                                     EXECUTIVE OFFICER AND DIRECTOR


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.



                Signatures                                Title                                  Date
                ----------                                -----                                  ----
        /s/ David B. Christofferson       Senior Vice President, General Counsel           September 29, 2000
        ---------------------------              and Chief Financial Officer
         David B. Christofferson

                             *                         Controller and                      September 29, 2000
        ---------------------------             Principal Accounting Officer
        Angela D. Conway

                              *                     Chairman and Director                  September 29, 2000
        ---------------------------
         David W. Berry

                                                          Director                         September 29, 2000
        ---------------------------
         Alex B. Campbell

                              *                           Director                         September 29, 2000
        ---------------------------
        William D. Dodge

                                                          Director                         September 29, 2000
        ---------------------------
         Alex M. Cranberg

                              *                           Director                         September 29, 2000
        ---------------------------
        Jeffrey B. Pollicoff

                                                          Director                         September 29, 2000
        ---------------------------
        Jack P. Randall

                              *                           Director                         September 29, 2000
        ---------------------------
        Hobart A. Smith

* /s/ David B. Christofferson                                                              September 29, 2000
  ---------------------------------
By: David B. Christofferson
    Attorney-in-Fact



        EXHIBIT          DESCRIPTION
        -------          -----------
        NO.
        ---

          *5(a)          --  Opinion of Porter & Hedges, L.L.P.
         *23(a)          --  Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1)
         *23(b)          --  Consent of Deloitte & Touche LLP
         *24(a)          --  Power of Attorney


----------------------------
*     Filed herewith